                                ADMISSION TICKET
                        SPECIAL MEETING OF SHAREHOLDERS
              This ticket will admit the listed shareholder below.
ANTHEM
P.O. Box 8668
Edison. NJ 08818-8668

     - PLEASE RETAIN AND PRESENT THIS TICKET FOR ADMISSION TO THE MEETING. VOTE YOUR PROXY BY ANY ONE OF THE FOLLOWING METHODS:


                ------------------------------------------------

                YOUR VOTE IS IMPORTANT. PLEASE VOTE IMMEDIATELY.

VOTE-BY-INTERNET            [PC GRAPHIC]     VOTE-BY-TELEPHONE  [PHONE GRAPHIC]
----------------------------------------     -----------------------------------
1. Log on to the Internet and go to          1. Call toll-free
   http://www.eproxyvote.com/ath.               1-877-PRX-VOTE (1-877-779-8683)

2. Follow the easy steps outlined on the     2. Follow the easy recorded
   secured website.                             instructions.

  IF YOU VOTE OVER THE INTERNET OR BY TELEPHONE, PLEASE DO NOT MAIL YOUR CARD.

  Electronic distribution of proxy materials saves time, postage and printing costs, and is environmentally friendly. For electronic distribution of proxy materials in the future, log on to www.eproxyvote.com/ath.

            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL
--------------------------------------------------------------------------------

[X]  PLEASE MARK
     VOTES AS IN
     THIS EXAMPLE.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1 AND FOR PROPOSAL 2.

                                                                                   FOR   AGAINST   ABSTAIN
1.    To approve the issuance of shares of Anthem, Inc. common stock pursuant to   [ ]     [ ]       [ ]
      the Amended and Restated Agreement and Plan of Merger, effective as of
      October 26, 2003, among Anthem, Anthem Holding Corp. and Wellpoint, as more fully described in the accompanying joint proxy statement/prospectus.

2.    To approve the amendment of Anthem's articles of incorporation, as more      [ ]     [ ]       [ ]
      fully described in the accompanying joint proxy statement/prospectus.

                                     [ ]  If you plan to attend the Special
                                          Meeting, please check this box.

                                          Please sign exactly as name(s) appears
                                          hereon. Joint owners should each sign
                                          personally. When signing as executor,
                                          administrator, corporation officer,
                                          attorney, agent, trustee, guardian, or
                                          in other representative capacity,
                                          please state your full title as such.

Signature:                    Date:     Signature:                    Date:
          --------------------     -----          --------------------     -----
                                                    (If held jointly)

                              - ADMISSION TICKET -


                                     ANTHEM

                        SPECIAL MEETING OF SHAREHOLDERS
                  120 Monument Circle, Indianapolis, IN 46204

                              Monday, June 28,2004
       Registration and Seating Available at 10:00 a.m. Indianapolis Time
                Meeting Begins at 11:00 a.m. Indianapolis Time

      PLEASE RETAIN AND PRESENT THIS TICKET FOR ADMISSION TO THE MEETING.
--------------------------------------------------------------------------------
                                  ANTHEM, INC.
          PROXY/VOTING INSTRUCTIONS FOR SPECIAL MEETING OF SHAREHOLDERS
                              Monday, June 28,2004
--------------------------------------------------------------------------------
                                     PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE SPECIAL MEETING OF SHAREHOLDERS ON JUNE 28,2004. YOUR SHARES OF STOCK WILL BE VOTED AS YOU SPECIFY. IF NO CHOICE IS SPECIFIED, YOUR PROXY WILL BE VOTED "FOR" PROPOSAL 1 AND "FOR" PROPOSAL 2, AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF SHAREHOLDERS AND ALL ADJOURNMENTS OR POSTPONEMENTS OF THE MEETING.

By signing on the other side, I/we appoint Larry C. Glasscock and David R. Frick, and either of them, as proxies, each with full power of substitution, acting jointly or by either of them if only one be present and acting, to vote and act with respect to all shares of common stock of the undersigned in ANTHEM, at the Special Meeting of Shareholders to be held on June 28, 2004 or any adjournment, postponement, continuation or rescheduling thereof, upon all subjects that may properly come before the meeting, including the matters described in the joint proxy statement/prospectus furnished herewith, subject to the directions indicated on the reverse side of this card or through the telephone or Internet proxy procedures, and at the discretion of the proxies on any other matters that may properly come before the meeting. If specific voting instructions are not given with respect to matters to be acted upon and the signed card is returned, the proxies will vote in accordance with the directors' recommendations provided below and at their discretion on any matters that may properly come before the meeting.


The Board of Directors recommends a vote "FOR" Proposal 1 and "FOR" Proposal 2 listed on the reverse side of this card. The Board of Directors knows of no other matters that are to be presented at the meeting.


If you have voting rights with respect to shares of the Company common stock under any 401(k) savings plan of the Company or its subsidiaries (the "Plans"), then you hereby direct the trustee of the Plans to vote shares equal to the number of share equivalents allocated to your accounts under the Plans on all matters properly coming before the Annual Meeting of Shareholders and at any adjournments or postponements thereof in accordance with the instructions given herein. Shares held under each of the Plans for which voting instructions are not received by June 24,2004 at 12:00 Noon EDT will be voted by the trustee in the same proportion as the shares for which voting instructions are received from other participants.

The undersigned acknowledges receipt from Anthem prior to the execution of this proxy of a Notice of Special Meeting of Shareholders and a joint proxy statement/prospectus dated May 11,2004.

YOUR VOTE IS IMPORTANT. YOU ARE STRONGLY ENCOURAGED TO VOTE YOUR PROXY BY TELEPHONE BY CALLING 1-877-779-8683, OR THROUGH THE INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS ON THE REVERSE SIDE OF THIS CARD. HOWEVER, IF YOU WISH TO VOTE BY MAIL, JUST COMPLETE, SIGN, AND DATE THE REVERSE SIDE OF THIS CARD AND RETURN IN THE ENCLOSED ENVELOPE (OR SEND TO ANTHEM, INC., P.O. BOX 8668, EDISON, NJ 08818-8668). IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, YOU NEED NOT MARK THE VOTING BOX ONLY RETURN A SIGNED CARD. IF YOU DO NOT SIGN AND RETURN A PROXY, SUBMIT A PROXY BY TELEPHONE OR THROUGH THE INTERNET, OR ATTEND THE MEETING AND VOTE BY BALLOT, SHARES THAT YOU OWN DIRECTLY CANNOT BE VOTED.

                                                                     SEE REVERSE
                                                                         SIDE